Exhibit 99.1

Contact: Susan Filyk Public Relations 210.308.1286 sfilyk@usfunds.com

For Immediate Release

U.S. Global Investors Reports Financial Results for the First Quarter of 2015 Fiscal Year

Celebrates Stars for Fund Performance and Communications

************************************************************************

SAN ANTONIO–November 5, 2014–U.S. Global Investors, Inc. (NASDAQ: GROW), a boutique registered investment advisory firm specializing in natural resources, emerging markets, domestic equities and municipal bonds, recorded a net loss of $128,000, or ($0.01) per share, on operating revenues of $3.3 million for the quarter ended September 30, 2014.

Net loss for the same quarter of the previous year was $37,000, or $0.00 per share, on operating revenues of $3.1 million.

Average assets under management, including SEC-registered funds, Galileo funds and offshore clients, were $1.2 billion for the quarter ended September 30, 2014, compared to an average of $1.2 billion for the same quarter a year ago. Total assets under management were $1.1 billion as of September 30, 2014, versus $1.2 billion at September 30, 2013. The decline in assets was predominately in the natural resources and emerging markets funds and was offset by the addition of assets from U.S. Global Investors’ investment in Galileo Global Equity Advisors.

“Natural resources and emerging markets have seen a challenging and prolonged decline which has negatively affected GROW’s revenues and the last few weeks of September were particularly difficult,” says Frank Holmes, U.S. Global Investors CEO. “While the United States has steadily recovered from the financial crisis of 2008, Europe has failed to regain its footing. The strong U.S. dollar, Europe’s financial woes and the continent’s adverse impact on China’s growth, have stifled global economic growth and global resource demand. History has shown our funds’ performance has been highly correlated with global growth trends. On a positive note, it appears governments in Europe and Japan are panicking and finally reacting to their problems and changing governmental policies to stimulate their economies.”

“No Drama” Near-Term Tax Free Fund Earns 5-Star Rating

The Company has earned the coveted 5-star Morningstar rating for its Near-Term Tax Free Fund (NEARX) for the 5-year performance period through September 30, 2014, based on risk-adjusted returns. The fund was ranked in the Morningstar category of Municipal National Short-Term funds. Only the top 10 percent of funds in each category receive five stars. The fund has a 4-star rating for its 3-year and 10-year performance periods as well as for its overall performance.

1QFY15 earnings, Page 2

November 5, 2014

“During this extended period of low interest rates and volatile global stock markets, investors and financial advisors have appreciated the ‘no drama’ qualities of this fund’s steady performance and tax-free income,” says Holmes.

Company Earns 10 STAR Awards for Excellence in Investor Education

U.S. Global Investors also earned 10 STAR awards from the Mutual Fund Education Alliance (MFEA) recognizing excellence in fund company communications. The company was honored for Best Overall Retail Communications and Best Overall Advisor Communications within the small fund firm category. In addition, the company’s weekly Advisor Alert publication received an award for best electronic newsletter.

Investment in Galileo Global Equity Advisors

As of June 1, 2014, U.S. Global Investors, through its Canadian subsidiary, owns a 65 percent controlling interest in Toronto-based Galileo Global Equity Advisors. This strategic partnership empowers Galileo’s management team to build the business with U.S. Global’s investment capital and marketing support while U. S. Global benefits from Galileo’s proven track record in fund management. Galileo’s flagship fund continues to be highly rated by Morningstar for its long-term history of solid performance and managed risk.

Share Repurchase Program, Continued Strong Balance Sheet, and Monthly Dividends

The company continued repurchasing outstanding stock in the first fiscal quarter totaling 16,793 class A shares using cash of $59,000. The company is using an algorithm to purchase shares on down days, following the rules and regulations that restrict the amounts and times when shares can be purchased on any given day, such as at the opening of the day and in the last half-hour of trading. The share repurchase plan is set to expire at the end of calendar year 2014 but may be suspended or discontinued at any time.

As of September 30, 2014, the company had net working capital of approximately $23.4 million. Cash and cash equivalents totaled $4.7 million and marketable securities totaled $23.1 million as of the end of the quarter.

In addition, the company has had no long-term debt since 2004 and owns its headquarters building. The company has also continued to pay monthly dividends for more than six years. A monthly dividend of $0.005 per share is authorized through December 31, 2014, and will be reviewed by the board quarterly.

Earnings Webcast Information

The company has scheduled a webcast for 7:30 a.m. Central time on Thursday, November 6, 2014, to discuss the company’s key financial results for the quarter. Frank Holmes will be accompanied on the webcast by Susan McGee, president and general counsel, and Lisa Callicotte, chief financial officer. Click here to register for the earnings webcast or visit www.usfunds.com for more information.

1QFY15 earnings, Page 3

November 5, 2014

Selected financial data (unaudited) (dollars in thousands, except per share data):

	Three months ended
	9/30/2014	9/30/2013
Operating Revenues	$3,297	$3,052
Operating Expenses	3,613	4,128

Operating Loss	(316)	(1,076)
Total Other Income	220	1,053

Loss from Continuing Operations Before Income Taxes	(96)	(23)
Tax Benefit	(7)	(14)

Loss from Continuing Operations	(89)	(9)
Loss from Discontinued Operations (net of tax)	—	(28)

Net Loss	$(89)	$(37)
Less: Net Income Attributable to Non-Controlling Interest	39	—

Net Loss Attributable to U.S. Global Investors	$(128)	$(37)

Loss per share (basic and diluted)	$(0.01)	$0.00

Avg. common shares outstanding (basic)	15,429,327	15,471,268
Avg. common shares outstanding (diluted)	15,429,327	15,471,268
Avg. assets under management (billions)	$1.2	$1.2

####

About U.S. Global Investors, Inc.

The story of U.S. Global Investors goes back more than 40 years when it began as an investment club. Today, U.S. Global Investors, Inc. (www.usfunds.com) is a registered investment advisor that focuses on niche markets around the world. Headquartered in San Antonio, Texas, the company provides money management and other services to U.S. Global Investors Funds and other international clients.

Forward-Looking Statements and Disclosure

This news release and other statements by U.S. Global Investors may include certain “forward-looking statements” including statements relating to revenues, expenses and expectations regarding market conditions. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “opportunity,” “seeks,” “anticipates” or other comparable words. Such statements involve certain risks and uncertainties and should be read with corporate filings and other important information on the company’s website, www.usfunds.com, or the Securities and Exchange Commission’s website at www.sec.gov.

These filings, such as the company’s annual report and Form 10-Q, should be read in conjunction with the other cautionary statements that are included in this release. Future events could differ materially from those anticipated in such statements and there can be no assurance that such statements will prove accurate and actual results may vary. The company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

1QFY15 earnings, Page 4

November 5, 2014

Total Annualized Returns as of 9/30/14

	One-Year	Five-Year	Ten-Year	Gross Expense Ratio	Expense Ratio After Waivers
Near-Term Tax Free Fund	3.26%	2.59%	2.97%	1.21%	0.45%

Expense ratio as stated in the most recent prospectus. The expense ratio after waivers is a contractual limit through December 31, 2014, for the Near-Term Tax Free Fund, on total fund operating expenses (exclusive of acquired fund fees and expenses, extraordinary expenses, taxes, brokerage commissions and interest). After December 31, 2014, this arrangement will become a voluntary limitation that may be changed or terminated by U.S. Global Investors at any time, which may lower the fund’s yield or return. Performance data quoted above is historical. Past performance is no guarantee of future results. Results reflect the reinvestment of dividends and other earnings. For a portion of periods, the fund had expense limitations, without which returns would have been lower. Current performance may be higher or lower than the performance data quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Performance does not include the effect of any direct fees described in the fund’s prospectus which, if applicable, would lower your total returns. Performance quoted for periods of one year or less is cumulative and not annualized. Obtain performance data current to the most recent month-end at www.usfunds.com or 1-800-US-FUNDS.

Bond funds are subject to interest-rate risk; their value declines as interest rates rise. Tax-exempt income is federal income tax free. A portion of this income may be subject to state and local income taxes, and if applicable, may subject certain investors to the Alternative Minimum Tax as well. The Near-Term Tax Free Fund may invest up to 20% of its assets in securities that pay taxable interest. Income or fund distributions attributable to capital gains are usually subject to both state and federal income taxes. The Near-Term Tax Free Fund may be exposed to risks related to a concentration of investments in a particular state or geographic area. These investments present risks resulting from changes in economic conditions of the region or issuer. Though the Near-Term Tax Free Fund seeks minimal fluctuations in share price, it is subject to the risk that a decline in the credit quality of a portfolio holding could cause a fund’s share price to decline.

1QFY15 earnings, Page 5

November 5, 2014

Morningstar ratings based on risk-adjusted return and number of funds

Category: Municipal National Short-term funds

Through: 09/30/2014

Morningstar Ratings are based on risk-adjusted return. The Morningstar Rating for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year Morningstar Rating metrics. Past performance does not guarantee future results. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)

The Galileo Mutual Funds are not offered for sale in the United States. They are represented across Canada by independent financial advisors.